UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2015

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2015, Sucampo Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Jefferies LLC and Leerink Partners LLC, as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), and the selling stockholders listed on Schedule B thereto (the “Selling Stockholders”), relating to an underwritten public offering (the “Offering”) of 4,600,000 shares (which includes 600,000 shares subject to the Underwriters’ option which has been exercised) of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), at a public offering price of $14.00 per share. All of the shares in the Offering are being sold by the Selling Stockholders. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering. The closing of the Offering is expected to occur on March 31, 2015, subject to the satisfaction of customary conditions.

The Offering was made pursuant to a prospectus supplement, dated March 26, 2015, to the prospectus, dated January 27, 2015, included in the Company’s registration statement on Form S-3 (File No. 333-201566), which was filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2015 and declared effective on January 27, 2015.

The Underwriting Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions under which the parties have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. The Underwriting Agreement contains representations and warranties and other statements which are not for the benefit of any party other than the parties to such agreement and is not intended as a document for investors or the public generally to obtain factual information about the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 8.01.	Other Events.

On March 26, 2015, the Company issued a press release announcing the pricing of the shares to be sold pursuant to the Underwriting Agreement. A copy of the press release is filed with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 26, 2015, by and between the Company, the Selling Stockholders, and Jefferies LLC and Leerink Partners LLC.

99.1	Press Release issued by the Company on March 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Dated: March 28, 2015	By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp
		Title:	EVP, Chief Legal Officer and
Corporate Secretary